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                                                                    Exhibit 99.4

                   Nutmeg Federal Savings & Loan Association

                              SECOND ELECTION FORM

                   FOR CASH OR SHARES OF COMMON STOCK OF
                              NEWMIL BANCORP, INC.

   (Use this form only if changing elections during the election change period. See the discussion of Shareholder Elections in the proxy statement (pages 28-
30) for how to determine the dates of the election change period.)

   The undersigned, subject to the terms and conditions set forth in the Stock Election Form and Letter of Transmittal previously submitted, hereby changes the undersigned's earlier stock or cash elections with the following as the resulting election for the undersigned's Nutmeg Shares:

  [_]I elect to receive shares of NewMil common stock for ALL of my Nutmeg
     Shares.

  [_]I elect to receive cash for ALL of my Nutmeg Shares.

  [_]I elect to receive both shares of NewMil common stock and cash for my
     Nutmeg Shares, as allocated below (insert the number of Nutmeg shares for which you elect to receive cash or NewMil stock. The exchange agent will determine the amount of cash and the number of shares of NewMil stock to which you are entitled.):

  CASH                                    NEWMIL STOCK


            Nutmeg Common Stock                     Nutmeg Common Stock
            Shares                                  Shares


            Nutmeg Preferred Stock                  Nutmeg Preferred Stock
            Shares                                  Shares

_____________________________________

_____________________________________
(Signature(s) of holder(s))

Name (s):


_____________________________________     _____________________________________

                                          Social Security or Employer I.D. No.
_____________________________________

(Please print)                            Dated:         , 2000

_____________________________________
(Area code and telephone number)